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                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-24345) pertaining to the Warrant of Hakeem Olajuwan, Registration Statement (Form S-8 No. 333-24343) pertaining to the Option To Akin
Olajuwan, Registration Statement (Form S-8 No. 333-24399) pertaining to the Warrant to Tim Connolly, Registration Statement (Form S-8 No. 333-24397) pertaining to the Option to Jesse Marion, Registration Statement (Form S-8 No. 333-24395) pertaining to the Warrant to Jan Carson Connolly, Registration Statement (Form S-8 No. 333-24393) pertaining to the Warrant to H. Russell Douglas, Registration Statement (Form S-8 No. 333-24391) pertaining to the Compensation Agreement of Thomas C. Pritchard, Registration Statement (Form S-8 No. 333-44191) pertaining to the Applied Voice Recognition Inc. 1997 Incentive Plan and the Registration Statements (Form S-3 333-72115 and Form S-3 333-44053) of our report dated March 27, 1999, with respect to the financial statements of Applied Voice Recognition, Inc. included in the Annual Report (Form 10-KSB) for the years ended December 31, 1998 and 1997.





                                                ERNST & YOUNG LLP

Houston, Texas
March 31, 1999